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                                                                    EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 1997, which appears on page 27 of the 1997 Annual Report to Shareholders of Hughes Supply, Inc., which is incorporated by reference in Hughes Supply, Inc. Annual Report on Form 10-K for the year ended January 31, 1997.




Price Waterhouse LLP
Orlando, Florida
September 4, 1997